UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 18, 2016

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03    Amendments to Articles of Incorporation or Bylaws;
Change in Fiscal Year

On February 18, 2016, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) adopted amendments to the Bank’s Bylaws (“Amendments”). The Amendments became effective upon their adoption by the Board and resulted primarily from corporate governance rules (collectively, “Governance Rule”) recently issued by the Bank’s primary regulator, the Federal Housing Finance Agency (“Finance Agency”), which require the Bank’s compliance by March 18, 2016. Certain requirements of the Governance Rule must be expressly set forth in the Bank’s Bylaws, but are consistent with the Bank’s current governance structure, policies and practices.

The Amendments include provisions defining the size and duties of the Board’s Risk Oversight Committee. The Risk Oversight Committee shall assist the Board in fulfilling its responsibility with respect to adopting and periodically reviewing the Bank’s enterprise-wide risk management program, including the Bank’s risk appetite statement and related risk management policies and practices. The Chair of the Risk Oversight Committee may not serve in a management capacity of the Bank.

In addition, the Amendments include new provisions governing the Board’s Audit Committee. At least one member of the Audit Committee shall have extensive accounting or financial management experience. The Amendments also establish responsibilities of the Audit Committee and the Board to regularly review and reapprove the Audit Committee’s Charter.

Further, the Amendments include provisions defining the duties of the Board’s Human Resources (“HR”) Committee. While the HR Committee shall advise the Board on issues involving compensation and benefits for officers and employees and the Board’s compensation, the Amendments require that issues related to compensation of the Bank’s Internal Audit Department and for the Bank’s Chief Internal Audit Officer shall be the responsibility of the Audit Committee.

The Amendments also include provisions requiring the Bank’s President - CEO to appoint a Chief Risk Officer (“CRO”) and a Chief Compliance Officer (“CCO”). The CRO shall be responsible for the Bank’s enterprise-wise risk management function, report directly to the President - CEO and provide period reporting directly to the Risk Oversight Committee. The CCO shall report directly to the President - CEO, and report regularly to the Board (or a Board committee) on the adequacy of the Bank’s compliance policies and procedures and the Bank’s compliance with, and recommended revisions to, such policies and procedures.

The Governance Rule requires each Federal Home Loan Bank to specify the state law source for the Bank’s governance rules and indemnification practices. Accordingly, and to the extent not inconsistent with applicable federal law and regulations, the Amendments designate the Indiana Business Corporation Law for such matters. This designation shall not cause or be deemed to cause the Bank to become subject to the jurisdiction of any state court with respect to the Bank’s corporate governance or indemnification provisions, and does not include the application of any state law provisions related to stockholders (whose rights and obligations are established under the Federal Home Loan Bank Act and Finance Agency regulations).

With respect to the Bylaws’ indemnification provisions, the Amendments modify the “Standard of Conduct” required of a director, officer or employee seeking indemnification from the Bank. The Bylaws’ Standard of Conduct now includes an express duty to act with the care an ordinarily prudent person in a like position would exercise under similar circumstances.

A blacklined copy of the Bylaws, marked to show all Amendments, is attached hereto as Exhibit 3.2 and incorporated by reference herein. The foregoing description of the Bylaws and the Amendments does not purport to be complete and is qualified in its entirety by reference to the Bylaws and the Amendments.

Item 9.01    Financial Statements and Exhibits

A copy of the Federal Home Loan Bank of Indianapolis Bylaws, as amended, is attached as Exhibit 3.2 and incorporated by reference in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2016

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - CEO

By:	/s/MARY M. KLEIMAN
Mary M. Kleiman
Senior Vice President - General Counsel and Chief Compliance Officer